Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of September 14, 2026, is by and among IB Acquisition Corp., a Nevada corporation with offices located at 1200 N Federal Highway, Suite 215, Boca Raton, Florida 33432 (the “Company”), GNQ Insilico Inc., a corporation formed under the federal laws of Canada with offices located at #101-2275 Upper Middle Road East, Oakville, Ontario, L6H 0C3 (the “Target”, and together with the Company, the “BC Parties”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A. On March 16, 2026, the Company entered into that certain Business Combination Agreement (as in effect as of the date hereof, the “Business Combination Agreement”), with the Target, pursuant to which, among other things, by means of an Arrangement pursuant to Section 192 of the Canada Business Corporations Act involving Company, ExchangeCo (as defined in the Business Combination Agreement), CallCo (as defined in the Business Combination Agreement), the Target and the securityholders of the Target, (i) the Company Electing Shareholders (as defined in the Business Combination Agreement) will exchange their respective Company Common Shares (as defined in the Business Combination Agreement) for ExchangeCo Exchangeable Shares (as defined in the Business Combination Agreement); (ii) the Company Non-Electing Shareholders (as defined in the Business Combination Agreement) will exchange their respective Company Common Shares for shares of SPAC Class A Common Stock (the “Company U.S. Shareholder Exchange” and, together with the other exchanges described in clause (i), the “Share Exchanges”); (iii) the Company Options (as defined in the Business Combination Agreement) shall be exchanged for Replacement Options (as defined in the Business Combination Agreement); (iv) the Company Warrants shall be exchanged for shares of SPAC Class A Common Stock; (v) following the Share Exchanges, Company will contribute any Company Common Shares held by it to CallCo in exchange for all of the CallCo Common Shares; and (vi) following the contribution described in the immediately preceding clause (vi), CallCo will contribute any Company Common Shares held by it to ExchangeCo in exchange for ExchangeCo Common Shares, and, at the closing thereof (the “Business Combination Closing”, and such date, the “Business Combination Closing Date”), the Target shall be an indirect, wholly-owned subsidiary of the Company (the “Business Combination”).

B. Prior to the Business Combination Closing, the Company shall transfer by way of conversion to and domesticate as a Delaware corporation in accordance with Section 265 of the Delaware General Corporation Law and Nevada Revised Statutes 92A.105 and 92A.205 (the “Domestication”).

C. The Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

D. The Company has authorized a new series of senior secured convertible notes of the Company, in the aggregate original principal amount of $106,470,588, substantially in the form attached hereto as Exhibit A-1 (the “PIPE Notes”), which PIPE Notes shall be convertible into shares of Common Stock (as defined below) (the shares of Common Stock issuable pursuant to the terms of the PIPE Notes, including, without limitation, upon conversion or otherwise, collectively, the “PIPE Conversion Shares”), in accordance with the terms of the PIPE Notes.

E. Each Buyer wishes to purchase, and the Company wishes to sell at the Initial Closing (as defined below), upon the terms and conditions stated in this Agreement, a PIPE Note in the aggregate original principal amount as set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall not exceed $16,470,588) (each an “Initial Note”, and collectively, the “Initial Notes”) (the PIPE Conversion Shares issuable pursuant to the terms of the Initial Notes, collectively, the “Initial Conversion Shares”).

F. Subject to the terms and conditions set forth in this Agreement, the Company may require each Buyer to participate in one or more Additional Closings (as defined below) for the purchase by such Buyer, and the sale by the Company, of one or more PIPE Notes with an aggregate original principal amount for all Additional Closings not to exceed the maximum aggregate principal amount as set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (which aggregate principal amount for all Buyers for all Additional Closings shall not exceed $90,000,000 (or such other amount as the Company and each Buyer shall mutually agree in writing)) (each an “Additional Note”, and collectively, the “Additional Notes”) (the PIPE Conversion Shares issuable pursuant to the terms of the Additional Notes, collectively, the “Additional Conversion Shares”).

G. At the Initial Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

H. The PIPE Notes will rank senior to all outstanding and future indebtedness of the Company and its Subsidiaries (as defined below)(other than Permitted Indebtedness (as defined in the Notes) secured by Permitted Liens (as defined in the Notes), and the PIPE Notes will be (i) secured by (a) a first priority (subject only to Permitted Liens) perfected security interest in substantially all of the existing and future assets of the Company and its direct and indirect Subsidiaries, including a pledge of all of the capital stock of certain Subsidiaries, as evidenced by a security agreement, substantially in the form attached hereto as Exhibit C (the “Security Agreement”), (b) a first priority perfected security interest in all Cash (as defined in the Notes) and other assets held in the Lockbox Control Account (as defined in the Notes) at the Lockbox Account Bank (as defined in the Notes), pursuant to a deposit account control agreement by and among the Company, the Collateral Agent and the Lockbox Account Bank (the “Lockbox DACA”), and (c) a first priority perfected security interest in each other deposit account, securities account and commodity account of the Company and its applicable Subsidiaries (excluding Excluded Accounts (as defined in the Security Agreement)) pursuant to a deposit account control agreement by and among the Company (or the applicable Subsidiary), the Collateral Agent and the applicable account bank or securities or commodity intermediary (each, a “Deposit Account Control Agreement”, and together with the Lockbox DACA, the “Control Agreements”, and together with the Security Agreement, the Perfection Certificate (as defined below) and the other security documents and agreements entered into in connection with this Agreement and each of such other documents and agreements, as each may be amended or modified from time to time, collectively, the “Security Documents”) and (ii) benefit from a guaranty executed by each U.S. Subsidiary (if any) of the Company, substantially in the form attached hereto as Exhibit D (collectively, the “Guarantees”) pursuant to which each of them guarantees the obligations of the Company under the Transaction Documents (as defined below).

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I. Prior to the date hereof, the Target and certain Buyers (the “Target Buyers”) entered into that certain First Amendment to Loan and Security Agreement, which amended that certain Loan and Security Agreement, dated as of July 15, 2026, by and among the Target and the Target Buyers (as amended, the “Existing Loan and Security Agreement”), in connection with which the Target issued to the Target Buyers (x) certain shares of the Target’s common stock, no par value per share (collectively, the “Existing Target Shares”) and (y) one or more senior secured notes of the Target (collectively, the “Existing Target Notes”).

J. Pursuant to and subject to the terms and conditions of the Business Combination Agreement, and a registration statement on Form S-4 (as amended or supplemented from time to time, the “Business Combination Registration Statement”), at the Business Combination Closing (x) the Existing Target Shares shall be exchanged into an aggregate of 350,000 shares of Common Stock (the “BC Shares”) and (y) the Existing Target Notes shall be exchanged into senior secured convertible notes of the Company, in an aggregate original principal amount equal to the sum of (A) $ 4,830,327 plus (B) any accrued and unpaid interest on the the Existing Target Notes as of the date of such exchange, substantially in the form attached hereto as Exhibit A-2 (the “BC Notes”, and together with the PIPE Notes, the “Notes”), which BC Notes shall be convertible into shares of Common Stock (the shares of Common Stock issuable pursuant to the terms of the BC Notes, including, without limitation, upon conversion or otherwise, collectively, the “BC Conversion Shares”, and together with the PIPE Conversion Shares, the “Conversion Shares”). The BC Shares, the BC Notes and the BC Conversion Shares are collectively referred to herein as the “BC Securities”.

K. The PIPE Notes and the PIPE Conversion Shares are collectively referred to herein as the “PIPE Securities” and together with the BC Securities, the “Securities”.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

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1. PURCHASE AND SALE OF PIPE NOTES.

(a) Purchase of PIPE Notes.

(i) Purchase of Initial Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Initial Closing Date (as defined below) an Initial Note in the original principal amount as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (the “Initial Closing”).

(ii) Purchase of Additional Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(b)(ii), 6(b) and 7(b) below, the Company shall issue and sell to such Buyer, and such Buyer severally, but not jointly, agrees to purchase from the Company on the applicable Additional Closing Date (as defined below) an Additional Note in such aggregate original principal amount as is set forth in such applicable Additional Closing Notice (as defined below) (each such closing of the purchase of such Additional Notes, each, an “Additional Closing”).

(b) Closing. Each of the Initial Closing and any Additional Closings (each, a “Closing”) of the purchase of the PIPE Notes by the Buyers shall occur at the offices of Kelley Drye & Warren LLP, 3 World Trade Center, 175 Greenwich Street, New York, NY 10007 or through the electronic exchange of documents.

(i) Initial Closing. The date and time of the Initial Closing (the “Initial Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day (as defined below) on which the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

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(ii) Additional Closing at the Company’s Election. Subject to the satisfaction (or waiver) of the conditions set forth in this Section 1(b)(ii) and Sections 6(b) and 7(b) below, if no Equity Conditions Failure (as defined in the PIPE Notes) then exists, at any time after the Effective Date (as defined in the Registration Rights Agreement) of one or more Registration Statements (as defined in the Registration Rights Agreement) registering the resale by the applicable Buyers of the Required Registration Amount (as defined in the Registration Rights Agreement) of Registrable Securities issued or issuable pursuant to all Closings that have occurred hereunder on or prior to such date of determination (but also including the PIPE Conversion Shares issuable upon conversion of the Additional Notes to be issued in such proposed Additional Closing), the Company may deliver one or more written notices (each, an “Additional Closing Notice”, and the date of such applicable Additional Closing Notice, each, an “Additional Closing Notice Date”) to all, but not less than all, of the Buyers, executed by the chief executive officer or chief financial officer of the Company, (I) validly certifying that no Equity Conditions Failure then exists, (II) confirming the aggregate principal amount of Additional Notes to be purchased by such Buyer (which shall not be greater than $4,000,000 without the written consent of the Required Holders (as defined below), in the aggregate, for all Buyers, and together with the aggregate principal amount of Additional Notes issued to such Buyer at prior Additional Closings, shall not exceed such aggregate principal amount of Additional Notes as set forth opposite its name in column (4) on the Schedule of Buyers (less the aggregate principal amount of any Additional Notes issued in any prior Additional Closing)) (each, an “Additional Notes Amount”); provided, that the aggregate principal amount of Notes outstanding after giving effect to such Additional Closing may not exceed $4,000,000 without the prior written consent of the Required Holders (which may be given by an e-mail), and (III) setting forth the proposed Additional Closing Date, which shall be the second (2nd) Trading Day after such Additional Closing Notice (or such other date as is mutually agreed to by the Company and each Buyer, each, an “Additional Closing Date,” and together with the Initial Closing Date, each a “Closing Date”). Each Additional Closing Notice shall be irrevocable and the Company may only deliver one Additional Closing Notice in any thirty (30) Trading Day period without the prior written consent of the Required Holders. For the avoidance of doubt, the Company shall not be entitled to effect an Additional Closing if on such applicable Additional Closing Date there is an Event of Default (as defined in the PIPE Notes) or if the Company fails to satisfy any of the other conditions to closing herein (unless waived in writing by the applicable Buyer participating in such Additional Closing). The Company’s right to require a Buyer to purchase Additional Notes pursuant to an Additional Closing Notice shall terminate upon the second (2nd) anniversary of the Applicable Date (as defined below) with respect to the Initial Closing (the “Additional Closing Expiration Date”).

(c) Purchase Price. The aggregate purchase price for the Initial Notes to be purchased by each Buyer (the “Initial Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers. Each Buyer shall pay the Initial Purchase Price of approximately $850 for each $1,000 of aggregate principal amount of the Initial Notes to be purchased by each Buyer at the Initial Closing. The aggregate purchase price for the Additional Notes to be purchased by each Buyer at any given Additional Closing (each, an “Additional Purchase Price”, and together with the Initial Purchase Price, each, a “Purchase Price”) shall be approximately $950 for each $1,000 of aggregate principal amount of Additional Notes to be issued in such Additional Closing (which together with the Additional Purchase Price of each prior Additional Closing, shall not exceed the aggregate amount set forth opposite such Buyer’s name in column (8) of the Schedule of Buyers).

(d) Form of Payment.

(i) Initial Closing. On the Initial Closing Date, (A) each Buyer shall pay its respective Initial Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(g)) to the Company for the Initial Notes to be issued and sold to such Buyer at the Initial Closing, by wire transfer of immediately available funds in accordance with the Initial Flow of Funds Letter (as defined below) and (B) the Company shall deliver to each Buyer an Initial Note in such aggregate original principal amount as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

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(ii) Additional Closing. On each Additional Closing Date, (A) each Buyer shall pay its respective Additional Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(g)) to the Company for such aggregate principal amount of Additional Notes to be issued and sold to such Buyer at such Additional Closing, by wire transfer of immediately available funds in accordance with the Additional Flow of Funds Letter (as defined below) and (B) the Company shall deliver to each such applicable Buyer an Additional Note in the aggregate original principal amount as is set forth in the applicable Additional Closing Notice to be issued to such Buyer, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of each Closing Date:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Such Buyer (i) is acquiring its PIPE Note, and (ii) upon conversion of its PIPE Note will acquire the PIPE Conversion Shares issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the PIPE Securities for any minimum or other specific term and reserves the right to dispose of the PIPE Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the PIPE Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

(c) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. Such Buyer understands that the PIPE Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the PIPE Securities.

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(e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, the Target, and materials relating to the offer and sale of the PIPE Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and the Target. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s and the Target’s representations and warranties contained herein. Such Buyer understands that its investment in the PIPE Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the PIPE Securities.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the PIPE Securities or the fairness or suitability of the investment in the PIPE Securities nor have such authorities passed upon or endorsed the merits of the offering of the PIPE Securities.

(g) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement and Section 4(h) hereof: (i) the PIPE Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such PIPE Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such PIPE Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the PIPE Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the PIPE Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the PIPE Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the PIPE Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the PIPE Securities and such pledge of PIPE Securities shall not be deemed to be a transfer, sale or assignment of the PIPE Securities hereunder, and no Buyer effecting a pledge of PIPE Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(g).

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(h) Validity; Enforcement. This Agreement and the Transaction Documents (as defined below) to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and each of the Transaction Documents (as defined below) to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

3. REPRESENTATIONS AND WARRANTIES OF THE BC PARTIES.

Each BC Party represents and warrants to each of the Buyers, severally and not jointly, as of the date hereof, and jointly and severally, as of each Closing Date (each, a “Representation Date”) as follows:

(a) Organization and Qualification . Each BC Entity (as defined below) is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is organized as of the date hereof and, as of such time of determination, and has the requisite power and authority to own its respective properties and to carry on its respective business as now being conducted and as presently proposed to be conducted. Each BC Entity is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of any BC Entity, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of any BC Entity to perform any of its respective obligations under any of the Transaction Documents. Other than the Persons (as defined below) set forth on Schedule 3(a), neither BC Party has any Subsidiaries. “Subsidiaries” means, with respect to a BC Party, any Person in which such BC Party, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary” and together with the BC Parties, the “BC Entities.”

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(b) Authorization; Enforcement; Validity. Each BC Party has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and, in the case of the Company, to issue the PIPE Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the BC Entities, and the consummation by the BC Entities of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the PIPE Notes and the reservation for issuance and issuance of the PIPE Conversion Shares issuable upon conversion of the PIPE Notes) have been duly authorized by each BC Entity’s board of directors or other governing body, as applicable, and (other than (x) obtaining the Stockholder Approval (as defined below), (y) the consummation of the Business Combination and (z) the filing (i) with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) of a Listing of Additional Shares application with the Principal Market, (iii) of a Form D with the SEC and (iv) any other filings as may be required by any state securities agencies (collectively, the “Required Approvals”)) no further filing, consent or authorization is required by any of the BC Entities, their respective boards of directors or their stockholders or other governing body. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to such Closing, duly executed and delivered by each BC Party, and each constitutes the legal, valid and binding obligations of such BC Party, enforceable against such BC Party in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. Prior to such Closing, the Transaction Documents to which each Subsidiary is a party will be duly executed and delivered by each such Subsidiary, and shall constitute the legal, valid and binding obligations of each such Subsidiary, enforceable against each such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the PIPE Notes, the Lock-Up Agreements (as defined below), the BC Securities, the Security Documents, the Guarantees, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

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(c) Issuance of PIPE Securities. The issuance of the PIPE Notes has been duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and, free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of the Initial Closing, the Company shall have reserved from its duly authorized capital stock not less than 250% of the maximum number of PIPE Conversion Shares issuable upon conversion of the PIPE Notes (assuming for purposes hereof that (w) all Additional Notes issuable hereunder shall have been issued at an Additional Closing on the Initial Closing Date, (x) the PIPE Notes are convertible at the Alternate Conversion Price assuming an Alternate Conversion Date as of the date hereof, (y) interest on the PIPE Notes shall accrue through the first anniversary of the Closing Date and will be converted into shares of Common Stock at a conversion price equal to the Alternate Conversion Price (as defined in the PIPE Notes) assuming an Alternate Conversion Date (as defined in the PIPE Note) as of the date hereof and (z) any such conversion shall not take into account any limitations on the conversion of the PIPE Notes set forth in the PIPE Notes). Upon issuance or conversion in accordance with the PIPE Notes, the PIPE Conversion Shares when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the PIPE Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the BC Entities and the consummation by the BC Entities of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the PIPE Notes and the PIPE Conversion Shares and the reservation for issuance of the PIPE Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) (including, without limitation, any certificate of designation contained therein), Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of any BC Entity, or any capital stock or other securities of any BC Entity, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which any BC Entity is a party (including, without limitation, the Business Combination Agreement) or (iii) result in a violation in any material respect of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to any BC Entity or by which any property or asset of any BC Entity is bound or affected.

(e) Consents. No BC Entity is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Approvals), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which any BC Entity is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the applicable Closing Date, and no BC Entity is aware of any facts or circumstances which might prevent any BC Entity from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

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(f) Acknowledgment Regarding Buyer’s Purchase of PIPE Securities. Each BC Party acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of any BC Entity, (ii) an “affiliate” (as defined in Rule 144) of any BC Entity or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). Each BC Party further acknowledges that no Buyer is acting as a financial advisor or fiduciary of any BC Entity (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the PIPE Securities. Each BC Party further represents to each Buyer that each BC Entity’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by such BC Entity and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. No BC Entity nor any of their respective affiliates, nor any Person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The BC Parties shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to I-Bankers Securities, Inc., as placement agent (the “Placement Agent”) in connection with the sale of the Securities. The fees and expenses of the Placement Agent to be paid by any of the BC Entities are as set forth on Schedule 3(g) attached hereto. The BC Parties shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. Each BC Party acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, no BC Entity has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h) No Integrated Offering. No BC Entity nor any of their respective affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the PIPE Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the PIPE Securities to require approval of stockholders of the Company for purposes of the 1933 Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market or any other exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. No BC Entity, their respective affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the PIPE Securities under the 1933 Act (other than pursuant to the Registration Rights Agreement) or cause the offering of any of the PIPE Securities to be integrated with other offerings of securities of the Company.

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(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares pursuant to the terms of the PIPE Notes in accordance with this Agreement and the PIPE Notes are, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. Each BC Party and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(k) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to such applicable Representation Date and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents (other than any projections therein), at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, which will not be material in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on such applicable Representation Date and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents (including, without limitation, information referred to in Section 2(e) of this Agreement or in the disclosure schedules to this Agreement (as modified or supplemented as of each Closing Date, the “Disclosure Schedules”)) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financial Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

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(l) Absence of Certain Changes. Except as set forth on Schedule 3(l), since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the BC Entities, taken as a whole. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, no BC Entity has, other than as permitted under the Notes, (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. No BC Entity has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does any BC Entity have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The BC Entities, on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at such Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, (i) with respect to the BC Entities, on a consolidated basis, (A) the present fair saleable value of the BC Entities’ assets is less than the amount required to pay the BC Entities’ total Indebtedness (as defined below), (B) the BC Entities are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the BC Entities intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to each BC Entity, individually, (A) the present fair saleable value of such BC Entity’s assets is less than the amount required to pay its respective total Indebtedness, (B) such BC Entity is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) such BC Entity intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. No BC Entity has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which such BC Entity’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to any BC Entity or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on any Buyer’s investment hereunder or (iii) could have a Material Adverse Effect.

(n) Conduct of Business; Regulatory Permits. No BC Entity is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Certificate of Incorporation or certificate of incorporation or bylaws, respectively. No BC Entity is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to any BC Entity and no BC Entity will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since December 10, 2025, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. Each BC Entity possesses all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct its business, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and no BC Entity has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon any BC Entity or to which any BC Entity is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of any BC Entity, any acquisition of property by any BC Entity or the conduct of business by any BC Entity as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on any BC Entity.

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(o) Foreign Corrupt Practices. Neither any BC Entity nor any director, officer, agent, employee, nor any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii) assisting any BC Entity in obtaining or retaining business for or with, or directing business to, any BC Entity.

(p) Sarbanes-Oxley Act. The Company and each Subsidiary is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

(q) Transactions With Affiliates. Except as set forth in the SEC Documents, no current or former employee, partner, director, officer or stockholder (direct or indirect) of any BC Entity, or any associate, or, to the knowledge of the BC Parties, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with any BC Entity (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of any BC Entity)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of any BC Entity (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market (as defined in the PIPE Notes)), nor does any such Person receive income from any source other than the BC Entities which relates to the business of the BC Entities or should properly accrue to the BC Entities. No employee, officer, stockholder or director of any BC Entity or member of his or her immediate family is indebted to any BC Entity, as the case may be, nor is any BC Entity indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of a BC Party, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the board of directors of such applicable BC Party).

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(r) Equity Capitalization.

(i) Definitions:

(A) “Common Stock” means (x) the Company’s shares of common stock, $0.0001 par value per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(B) “Preferred Stock” means (x) the Company’s blank check preferred stock, $0.0001 par value per share, the terms of which may be designated by the board of directors of the Company in a certificate of designations and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

(ii) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A) 100,000,000 shares of Common Stock, of which, 5,008,29 are issued and outstanding and 605,205 shares are reserved for issuance pursuant to Common Stock Equivalents (as defined below) (other than the PIPE Notes) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 10,000,000 shares of Preferred Stock, none of which are issued and outstanding. No shares of Common Stock are held in the treasury of the Company. “Common Stock Equivalents” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(iii) Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Schedule 3(r)(iii) sets forth the number of shares of Common Stock that are (A) as of such applicable Representation Date, reserved for issuance pursuant to Common Stock Equivalents (other than the PIPE Notes) and (B) that are, as of the date hereof, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. Except as set forth in the SEC Documents, to the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Common Stock Equivalents, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

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(iv) Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Business Combination Agreement and the Registration Rights Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(v) Organizational Documents. The Company has furnished to the Buyers true, correct and complete copies of the organizational documents of the Company in effect as of such date of determination, including, without limitation (x) prior to the Domestication, the Company’s articles of incorporation and (y) on or after the Domestication, the Company’s certificate of incorporation, in each case as amended and as in effect on the date thereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date thereof (the “Bylaws”), and the terms of all Common Stock Equivalents and the material rights of the holders thereof in respect thereto.

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(s) Indebtedness and Other Contracts. No BC Entity, except as set forth on Schedule 3(s), (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of any BC Entity or by which any BC Entity is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with any BC Entity; (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness (as defined below), except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of each BC Party’s officers, has or is expected to have a Material Adverse Effect. No BC Entity has any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents or on Schedule 3(s), other than those incurred in the ordinary course of such BC Entity’s business and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations (as defined below) in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t) Litigation. There is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of each BC Party, threatened in writing against or affecting any BC Entity, the Common Stock or any of the BC Entities’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, that could reasonably be expected to have a Material Adverse Effect. No director, officer or employee of any BC Entity has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of each BC Party, there is not pending or contemplated, any investigation by the SEC involving any BC Entity or any current or former director or officer of any BC Entity. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. Neither BC Party is aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding that could reasonably be expected to have a Material Adverse Effect. No BC Entity is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that could reasonably be expected to have a Material Adverse Effect.

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(u) Insurance. Each BC Entity is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of such BC Party believes to be prudent and customary in the businesses in which such BC Party and its Subsidiaries are engaged. No BC Entity has been refused any insurance coverage sought or applied for, and no BC Entity has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations. No BC Entity is a party to any collective bargaining agreement or employs any member of a union. Each BC Entity believes that its relations with its employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of any BC Entity has notified any BC Entity that such officer intends to leave such BC Entity or otherwise terminate such officer’s employment with such BC Entity, other than the Company in connection with the closing of the Business Combination. No current (or former) executive officer or other key employee of any BC Entity is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject any BC Entity to any liability with respect to any of the foregoing matters. Each BC Entity is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title.

(i) Real Property. Each of the BC Entities holds good title to all fee-owned real property and valid leasehold interest in leases in real property owned or held by such BC Entity (the “Real Property”). The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current taxes not yet due, (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (c) Permitted Liens (as defined in the Notes). Any Real Property held under lease by any BC Entity is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by any of the BC Entities.

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(ii) Fixtures and Equipment. Each BC Entity has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by such BC Entity in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of such BC Entity’s business in the manner as conducted prior to such Closing. Each of the BC Entities owns all of its Fixtures and Equipment free and clear of all Liens except for (a) liens for current taxes not yet due, (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (c) Permitted Liens (as defined in the Notes).

(x) Intellectual Property Rights. Each BC Entity owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct its businesses as now conducted and presently proposed to be conducted. Each of the patents owned by any of the BC Entities is listed on Schedule 3(x)(i). Except as set forth in Schedule 3(x)(ii) or other than as permitted herein or in the Notes or except as would not, as deemed by a BC Entity in its reasonable business judgment and substantially consistent with past practice, reasonably be expected to have a material adverse effect on the business of the BC Entities, none of the BC Parties’ Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement. No BC Entity has any knowledge of any infringement by any BC Entity of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the BC Entities, being threatened in writing, against any BC Entities regarding its Intellectual Property Rights. No BC Entity is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. Each BC Entity has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y) Environmental Laws (i) . (i) Each BC Entity (A) is in compliance with any and all Environmental Laws (as defined below), (B) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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(ii) No Hazardous Materials:

(A) have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or

(B) are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a material adverse effect on the business of the Company or any of its Subsidiaries.

(iii) Neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iv) None of the Real Properties are on any federal or state “Superfund” list or Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(z) Subsidiary Rights. Each BC Party or one of its respective Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law and the Transaction Documents) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by such BC Party or such Subsidiary.

(aa) Tax Status. Each BC Entity (i) has timely made or filed all U.S. federal, state, and non-U.S. income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith or as would not reasonably be expected to result in a Material Adverse Effect and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply other than as would not result in a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the BC Entities know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in U.S. Internal Revenue Code of 1986, as amended (the “Code”).

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(bb) Internal Accounting and Disclosure Controls. Except as set forth on Schedule 3(bb), each BC Entity maintains (or, with respect to entities that will first become Subsidiaries upon consummation of the Business Combination, will maintain as of the Initial Closing Date) internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains (or, with respect to the period following consummation of the Business Combination, will maintain as of the Initial Closing Date) disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. No BC Entity has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of any BC Entity.

(cc) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between any BC Entity and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings or by the Target in the Target Financial Statements (as defined below) and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect. “Target Financial Statements” means the financial statements of the Target and its Subsidiaries included in or delivered pursuant to the Transaction Documents, the Business Combination Agreement and/or in the SEC Documents.

(dd) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ee) Acknowledgement Regarding Buyers’ Trading Activity. Subject to Section 4(hh), it is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. Subject to Section 4(hh), the Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Initial 8-K Filing (as defined below) one or more Buyers may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the PIPE Conversion Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. Subject to Section 4(hh), the Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the PIPE Notes or any other Transaction Document or any of the documents executed in connection herewith or therewith.

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(ff) Manipulation of Price. No BC Entity has, and, to the knowledge of each BC Party, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent), (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(gg) U.S. Real Property Holding Corporation. No BC Party is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and each of the BC Parties shall so certify upon any Buyer’s request.

(hh) Registration Eligibility. The Company is eligible to register the Registrable Securities for resale by the Buyers using Form S-1 promulgated under the 1933 Act.

(ii) Transfer Taxes. On each Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(jj) Bank Holding Company Act; Regulation T, U or X. No BC Entity is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System of the United States (the “Federal Reserve”). No BC Entity nor any of their respective affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. No BC Entity nor any of their respective affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. The sale of the PIPE Notes, the use of proceeds thereof and the other transactions contemplated thereby or by the other Transaction Documents, will not violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States.

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(kk) Illegal or Unauthorized Payments; Political Contributions. No BC Entity nor, to the best of such BC Entity’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of any BC Entity or any other business entity or enterprise with which any BC Entity is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of any BC Entity.

(ll) Money Laundering. Each BC Entity is in compliance with, and has not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(mm) Management. Except as set forth in Schedule 3(mm) hereto, during the past five-year period, no current or former officer or director or, to the knowledge of each BC Party, no current ten percent (10%) or greater stockholder of any BC Entity has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(A) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

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(B) Engaging in any particular type of business practice; or

(C) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(nn) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(oo) No Disagreements with Accountants and Lawyers. Except as set forth on Schedule 3(oo), there are no material disagreements of any kind presently existing, or reasonably anticipated by the BC Parties to arise, between any BC Party and the accountants and lawyers formerly or presently employed by such BC Party and each BC Party is current with respect to any fees owed to its accountants and lawyers which could affect such BC Party’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

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(pp) No Disqualification Events. With respect to PIPE Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(qq) Other Covered Persons. The Company is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(rr) No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(ss) Public Utility Holding Act. None of BC Entities is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(tt) Federal Power Act. No BC Entity is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(uu) Ranking of Notes. Other than Permitted Indebtedness (as defined in the PIPE Notes) secured by Permitted Liens (as defined in the PIPE Notes), if any, no Indebtedness of the Company, at the Closing, will be senior to, or pari passu with, the PIPE Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

(vv) Cybersecurity. Each BC Entity’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the BC Entities as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a Material Adverse Effect on either BC Party’s business. Each BC Entity has implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including Personal Data (as defined below) used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each BC Entity is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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(ww) Compliance with Data Privacy Laws. Each BC Entity is, and at all prior times were, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and each BC Entity has taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”) except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To ensure compliance with the Privacy Laws, each BC Entity has in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). Each BC Entity has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of each of the BC Parties, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. Each BC Party further certifies that no BC Entity: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(xx) Disclosure. Each BC Party confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning any BC Entity, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. Each BC Party understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the BC Entities, their respective businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of any of the BC Entities is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of any BC Entity to each Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to any of the BC Entities or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before such applicable Representation Date or announcement by the Company but which has not been so publicly disclosed. The due diligence materials previously provided by or on behalf of the Target to each Buyer (if any) (the “Due Diligence Materials”), have been prepared in a good faith effort by the Target to describe the Target’s present and proposed products, and projected growth of the Target and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, except that with respect to assumptions, projections and expressions of opinion or predictions contained in the Due Diligence Materials, each BC Party represents only that such assumptions, projections, expressions of opinion and predictions were made in good faith and that the such BC Party believes there is a reasonable basis therefor. Each BC Party acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4. COVENANTS.

(a) Reasonable Best Efforts. Each Buyer shall use its reasonable best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. Each BC Party shall use its reasonable best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6(b) of this Agreement.

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(b) Form D and Blue Sky. The Company shall file a Form D with respect to the PIPE Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the PIPE Securities for sale to the Buyers at the applicable Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to each Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and each BC Party shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(c) Reporting Status. Until the later of (x) the Additional Closing Expiration Date and (y) the date on which the Buyers no longer hold Registrable Securities (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require such filings or otherwise permit such termination. From the time Form S-3 is available to the Company for the registration of the Registrable Securities, the Company shall take all actions necessary to maintain its eligibility to register the Registrable Securities for resale by the Buyers on Form S-3.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities as follows: (i) with respect to the Initial Closing, (x) $5,000,000 of the Initial Purchase Price shall be immediately deposited as Cash (the “Restricted Cash”) into the Lockbox Control Account and (y) the remainder of the Initial Purchase Price shall be applied first, to the payment of the amounts contemplated by Section 4(g) and the other transaction expenses set forth in the Initial Flow of Funds Letter, and second, as to the remainder thereof, released to the Company for working capital purposes, and (ii) with respect to each Additional Closing, such Additional Purchase Price shall be applied first, to the payment of the amounts contemplated by Section 4(g) and the other transaction expenses set forth in the applicable Additional Flow of Funds Letter, and second, as to the remainder thereof, released to the Company for working capital purposes, in each case, but not, directly or indirectly, for (A) except as set forth on Schedule 4(d), the satisfaction of any indebtedness of the Company or any of its Subsidiaries, (B) the redemption or repurchase of any securities of the Company or any of its Subsidiaries, or (C) the settlement of any outstanding litigation.

(e) Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K, and any registration statements (other than the Business Combination Registration Statement, a registration statement on Form S-8, or such supplements or amendments to registration statements that are outstanding and have been declared effective by the SEC as of the date hereof (solely to the extent necessary to keep such registration statements effective and available and not with respect to any Subsequent Placement (as defined below))), (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

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(f) Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Registrable Securities from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees. The Company shall reimburse the lead Buyer (i) on the date hereof, a non-accountable amount of $257,000 for the transaction fees and expenses of the lead Buyer, (ii) at the Initial Closing, a non-accountable amount of $65,000 for the transaction fees and expenses of the lead Buyer, and (iii) at each Additional Closing, an aggregate amount of $45,000, consisting of (x) a non-accountable amount of $35,000 for the fees and expenses of Kelley Drye & Warren LLP and (y) a non-accountable amount of $10,000 for the fees and expenses of Blank Rome LLP, in each case, for all costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all legal fees of outside counsel and disbursements of Kelley Drye & Warren LLP and Blank Rome LLP, any other reasonable fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (the “Transaction Expenses”) and shall be withheld by the lead Buyer from its applicable Purchase Price at the applicable Closing, and with respect to the Initial Closing, less $50,000 previously paid by the Company to any such Buyer; provided, that the Company shall promptly reimburse Kelley Drye & Warren LLP and Blank Rome LLP on demand for all Transaction Expenses not so reimbursed through such withholding at such Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, Controlled Account Bank (as defined in the PIPE Notes) fees, Lockbox Bank fees, transfer agent fees, DTC (as defined below) fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby (including, without limitation, any fees or commissions payable to the Placement Agent, who is the Company’s sole placement agent in connection with the transactions contemplated by this Agreement). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable and documented out-of-pocket attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of PIPE Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

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(i) Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transactions.

(A) Disclosure of Agreement. The Company shall, on or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, issue a press release (the “Initial Press Release”) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement, the form of Notes, the form of Lock-Up Agreement, the form of Security Documents, the form of Guaranty, and the form of the Registration Rights Agreement) (including all attachments, the “Initial 8-K Filing”). From and after the filing of the Initial 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by any BC Entity or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Initial 8-K Filing, each BC Party and each Buyer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between any BC Entity or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate.

(B) Initial Closing. The Company shall, on or before 9:00 a.m., New York time, on the first (1st) Business Day after the Initial Closing Date, issue a press release (the “Initial Closing Press Release”) reasonably acceptable to the Buyers disclosing the fact that the Initial Closing occurred or file a Current Report on Form 8-K (the “Initial Closing 8-K Filing”), reasonably acceptable to the Buyers disclosing the fact that the Initial Closing occurred. From and after the filing of the Initial Closing Press Release or Initial Closing 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Initial Closing 8-K Filing, the Company and each Buyer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate.

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(C) Additional Closings. The Company shall, on or before 9:30 a.m., New York time, on the first (1st) Business Day after the Company delivers to the Buyers participating an Additional Closing Notice, either issue a press release (each, an “Additional Press Release”, and together with the Initial Press Release and the Initial Closing Press Release, the “Press Releases”) or file a Current Report on Form 8-K (each, an “Additional 8-K Filing”, and together with the Initial 8-K Filing and the Initial Closing 8-K Filing, the “8-K Filings”), in each case reasonably acceptable to such Buyer participating in such Additional Closing, disclosing that the Company has elected to deliver an Additional Closing Notice to such Buyer, as applicable. From and after the filing of the Additional Press Release or Additional 8-K Filing, solely to the extent such Additional Closing Notice constitutes material non-public information (as specified by the Company in such applicable Additional Closing Notice), the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Additional 8-K Filing, the Company and each Buyer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate.

(ii) Limitations on Disclosure. No BC Party shall, and the BC Parties shall cause each BC Entity and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding any BC Entity from and after the date hereof without the express prior written consent of such Buyer (which may be granted or withheld in such Buyer’s sole discretion). In the event of a breach of any of the foregoing covenant, including, without limitation, Section 4(o) of this Agreement, or any of the covenants or agreements contained in any other Transaction Document, by any BC Entity, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents such Buyer shall provide written notice of such breach to the Company and the Company shall have one (1) Business Days to cure such breach; provided that if such breach is not cured within one (1) Business Day, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by any BC Entity, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to any BC Entity, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents, for any such disclosure. To the extent that any BC Entity delivers any material, non-public information to a Buyer without such Buyer’s consent, each BC Party hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the BC Entities nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make the Press Releases, any press releases or SEC filings regarding the Business Combination, and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filings and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise, except as required by law. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, each BC Party expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the applicable BC Party and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding any BC Entity.

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(iii) Other Confidential Information; Disclosure Failures; Disclosure Delay Payments. In addition to other remedies set forth in this Section 4(i), and without limiting anything set forth in any other Transaction Document, at any time after the Closing Date if any BC Entity, or any of their respective officers, directors, employees or agents, provides any Buyer with material non-public information relating to any BC Entity (each, the “Confidential Information”), the Company shall, on or prior to the applicable Required Disclosure Date (as defined below), publicly disclose such Confidential Information on a Current Report on Form 8-K or otherwise (each, a “Disclosure”). From and after such Disclosure, the Company shall have disclosed all Confidential Information provided to such Buyer by any BC Entity or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon such Disclosure, each BC Party acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between any BC Entity or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate. In the event that the Company fails to effect such Disclosure on or prior to the Required Disclosure Date and such Buyer shall have possessed Confidential Information for at least ten (10) consecutive Trading Days (each, a “Disclosure Failure”), then, as partial relief for the damages to such Buyer by reason of any such delay in, or reduction of, its ability to buy or sell shares of Common Stock after such Required Disclosure Date (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to such Buyer an amount in cash equal to the greater of (I) two percent (2%) of the aggregate Purchase Price and (II) the applicable Disclosure Restitution Amount (as defined below), on each of the following dates (each, a “Disclosure Delay Payment Date”): (i) on the date of such Disclosure Failure and (ii) on every thirty (30) day anniversary of such Disclosure Failure until the earlier of (x) the date such Disclosure Failure is cured and (y) such time as all such non-public information provided to such Buyer shall cease to be Confidential Information (as evidenced by a certificate, duly executed by an authorized officer of the Company to the foregoing effect) (such earlier date, as applicable, a “Disclosure Cure Date”). Following the initial Disclosure Delay Payment for any particular Disclosure Failure, without limiting the foregoing, if a Disclosure Cure Date occurs prior to any thirty (30) day anniversary of such Disclosure Failure, then such Disclosure Delay Payment (prorated for such partial month) shall be made on the second (2nd) Business Day after such Disclosure Cure Date. The payments to which an Investor shall be entitled pursuant to this Section 4(i)(iii) are referred to herein as “Disclosure Delay Payments.” In the event the Company fails to make Disclosure Delay Payments in a timely manner in accordance with the foregoing, such Disclosure Delay Payments shall bear interest at the rate of one and a half percent (1.5%) per month (prorated for partial months) until paid in full.

(iv) For the purpose of this Agreement the following definitions shall apply:

(A) “Disclosure Failure Market Price” means, as of any Disclosure Delay Payment Date, the price computed as the quotient of (I) the sum of the five (5) highest VWAPs of the Common Stock during the applicable Disclosure Restitution Period (as defined below), divided by (II) five (5) (such period, the “Disclosure Failure Measuring Period”). All such determinations to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Disclosure Failure Measuring Period.

(B) “Disclosure Restitution Amount” means, as of any Disclosure Delay Payment Date, the product of (x) difference of (I) the Disclosure Failure Market Price less (II) the lowest purchase price, per share of Common Stock, of any Common Stock issued or issuable to such Buyer pursuant to this Agreement or any other Transaction Documents, multiplied by (y) 10% of the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market for each Trading Day either (1) with respect to the initial Disclosure Delay Payment Date, during the period commencing on the applicable Required Disclosure Date through and including the Trading Day immediately prior to the initial Disclosure Delay Payment Date or (2) with respect to each other Disclosure Delay Payment Date, during the period commencing the immediately preceding Disclosure Delay Payment Date through and including the Trading Day immediately prior to such applicable Disclosure Delay Payment Date (such applicable period, the “Disclosure Restitution Period”).

(C) “Required Disclosure Date” means (x) if such Buyer authorized the delivery of such Confidential Information, either (I) if the Company and such Buyer have mutually agreed upon a date (as evidenced by an e-mail or other writing) of Disclosure of such Confidential Information, such agreed upon date or (II) otherwise, the seventh (7th) calendar day after the date such Buyer first received any Confidential Information or (y) if such Buyer did not authorize the delivery of such Confidential Information, the first (1st) Business Day after such Buyer’s receipt of such Confidential Information.

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(j) Additional Registration Statements. During any period commencing on any given Closing Date through and including the Applicable Date with respect to such Closing and at any time thereafter while any Registration Statement is not effective or the prospectus contained therein is not available for use or any Current Public Information Failure (as defined in the Registration Rights Agreement) exists, the Company shall not file a registration statement or an offering statement under the 1933 Act relating to securities that are not the Registrable Securities (other than the Business Combination Registration Statement, a registration statement on Form S-8 or such supplements or amendments to registration statements that are outstanding and have been declared effective by the SEC as of the date hereof (solely to the extent necessary to keep such registration statements effective and available and not with respect to any Subsequent Placement)). “Applicable Date” means, with respect to any given Closing, the later of (i) the applicable Closing Date and (ii) the earlier of (x) the first date on which the resale by the Buyers of all the Registrable Securities required to be filed on the initial Registration Statement with respect to such Closing pursuant to the Registration Rights Agreement is declared effective by the SEC (and each prospectus contained therein is available for use on such date) or (y) the first date on which all of the Registrable Securities with respect to the Securities issued at such Closing are eligible to be resold by the Buyers pursuant to Rule 144 (or, if a Current Public Information Failure has occurred and is continuing, such later date after which the Company has cured such Current Public Information Failure).

(k) Additional Issuance of Securities. Until the later of (x) the Additional Closing Expiration Date and (y) such date no Notes remain outstanding (such later date, the “Covenant Defeasance Date”), the Company will not, without the prior written consent of the Required Holders, issue any PIPE Notes (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes. The Company agrees that (A) for the period commencing on the date hereof and ending on the date immediately following the sixtieth (60th) Trading Day after the Applicable Date with respect to the Initial Closing, and (B) for each period commencing on the applicable Additional Closing Notice Date for such applicable Additional Closing and ending on the sixtieth (60th) Trading Day after the Applicable Date for such Additional Closing; provided, that, each such period in clause (A) and (B) above, shall be extended by the number of calendar days during such period and any extension thereof contemplated by this proviso on which any Registration Statement is not effective or any prospectus contained therein is not available for use or any Current Public Information Failure exists (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Common Stock Equivalents, any debt, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”). Notwithstanding the foregoing, this Section 4(k) shall not apply in respect of the issuance of (i) shares of Common Stock or standard options to purchase Common Stock to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than 10% of the Common Stock issued and outstanding immediately prior to the date hereof and (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Common Stock Equivalents (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Common Stock Equivalent is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Common Stock Equivalent that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Common Stock Equivalents (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Common Stock Equivalents (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Common Stock Equivalents (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) the Conversion Shares, (iv) the securities to be issued in the Business Combination in accordance with the terms of the Business Combination Agreement, as in effect as of the date hereof; and (v) the BC Securities (each of the foregoing in clauses (i) through (v), collectively the “Excluded Securities”). “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock, equity awards and standard options to purchase Common Stock may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such.

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(l) Reservation of Shares. Until the later of (x) the Additional Closing Expiration Date and (y) such date no Notes remain outstanding (the “Covenant Defeasance Date”), the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 250% of the maximum number of shares of Common Stock issuable upon conversion of all the Notes then outstanding (assuming for purposes hereof that (w) all Additional Notes issuable hereunder shall have been issued at an Additional Closing on the Initial Closing Date, (x) the Notes are convertible at the Alternate Conversion Price assuming an Alternate Conversion Date as of such applicable date of determination, (y) interest on the Notes shall accrue through the first anniversary of the Closing Date and will be converted into shares of Common Stock at a conversion price equal to the Alternate Conversion Price assuming an Alternate Conversion Date as of such applicable date of determination and (z) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(l) be reduced other than proportionally in connection with any conversion, exercise and/or redemption, as applicable, of Notes. Without limiting the foregoing, the Company shall ensure that the certificate of incorporation of the Company filed with the Secretary of State of the State of Delaware in connection with the Domestication authorizes a sufficient number of shares of Common Stock to satisfy the Required Reserve Amount. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(m) Conduct of Business. The business of the BC Entities shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(n) Other Notes; Variable Securities. Until the Covenant Defeasance Date, each of the BC Entities shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction (other than a Permitted VRT (as defined below)). “Variable Rate Transaction” means a transaction in which any BC Entity (i) issues or sells any Common Stock Equivalents either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Common Stock Equivalents, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Common Stock Equivalents or upon the occurrence of specified or contingent events directly or indirectly related to the business of one or more BC Entities or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby one or more BC Entities may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Buyer shall be entitled to obtain injunctive relief against any BC Entity to preclude any such issuance, which remedy shall be in addition to any right to collect damages. “Permitted VRT” means any equity line of credit by and between the Company and SZOP Opportunities I LLC (or any of its Affiliates).

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(o) Participation Right. At any time on or prior to the second (2nd) anniversary of the Applicable Date with respect to the Initial Closing (or, if later, the date no PIPE Notes remain outstanding, no BC Entity shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(o). The Company acknowledges and agrees that the right set forth in this Section 4(o) is a right granted by each BC Entity (or, if after the Business Combination, the Company)(as applicable, the “Participation Grantor”), separately, to each Buyer.

(i) At least three (3) Trading Days prior to any proposed or intended Subsequent Placement, the Participation Grantor shall deliver to each Buyer a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Investor is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Participation Grantor proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing such Buyer that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Buyer within two (2) Trading Days after the Participation Grantor’s delivery to such Buyer of such Pre-Notice, and only upon a written request by such Buyer, the Participation Grantor shall promptly, but no later than one (1) Trading Day after such request, deliver to such Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with such Buyer in accordance with the terms of the Offer such Buyer’s pro rata portion of 100% of the Offered Securities, provided that the number of Offered Securities which such Buyer shall have the right to subscribe for under this Section 4(o) shall be (x) based on such Buyer’s pro rata portion of the aggregate original principal amount of the PIPE Notes purchased hereunder by all Buyers (the “Basic Amount”), and (y) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until each Buyer shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(ii) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Participation Grantor prior to the end of the third (3rd) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Participation Grantor to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Participation Grantor desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Participation Grantor may deliver to each Buyer a new Offer Notice and the Offer Period shall expire on the third (3rd) Business Day after such Buyer’s receipt of such new Offer Notice.

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(iii) The Participation Grantor shall have three (3) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Buyer (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Participation Grantor than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv) In the event the Participation Grantor shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(o)(iii) above), then each Buyer may, at its sole option and in its sole discretion, withdraw its Notice of Acceptance or reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(o)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Participation Grantor actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to this Section 4(o) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Participation Grantor may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(o)(i) above.

(v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Buyer shall acquire from the Participation Grantor, and the Participation Grantor shall issue to such Buyer, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 4(o)(iv) above if such Buyer has so elected, upon the terms and conditions specified in the Offer. The purchase by such Buyer of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Participation Grantor and such Buyer of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Buyer and its counsel.

(vi) Any Offered Securities not acquired by a Buyer or other Persons in accordance with this Section 4(o) may not be issued, sold or exchanged until they are again offered to such Buyer under the procedures specified in this Agreement.

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(vii) The Participation Grantor and each Buyer agree that if any Buyer elects to participate in the Offer, (A) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Buyer shall be required to agree to any restrictions on trading as to any securities of the Participation Grantor or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Participation Grantor or any instrument received from the Participation Grantor, (B) the Subsequent Placement Documents shall not include any representation, warranty or covenant more adverse to such Buyer than as set forth in the Transaction Documents, (C) if the Offered Securities to be acquired by a Buyer would result in such Buyer’s (together with its Attribution Parties (as defined in the PIPE Notes)) beneficial ownership of Common Stock to exceed the Maximum Percentage (as defined in the PIPE Notes), such Buyer shall be permitted to receive Offered Securities (whether as a Common Stock Equivalent or otherwise) with a beneficial ownership limitation in the form of Section 3(d) of the PIPE Notes, mutatis mutandis, and (D) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement.

(viii) Notwithstanding anything to the contrary in this Section 4(o) and unless otherwise agreed to by such Buyer, the Participation Grantor shall either confirm in writing to such Buyer that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Buyer will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Buyer, such transaction shall be deemed to have been abandoned and such Buyer shall not be in possession of any material, non-public information with respect to the Participation Grantor or any of its Subsidiaries. Should the Participation Grantor decide to pursue such transaction with respect to the Offered Securities, the Participation Grantor shall provide such Buyer with another Offer Notice and such Buyer will again have the right of participation set forth in this Section 4(o). The Participation Grantor shall not be permitted to deliver more than one such Offer Notice to such Buyer in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 4(o)(ii).

(ix) The restrictions contained in this Section 4(o) shall not apply in connection with the issuance of any Excluded Securities. The Participation Grantor shall not circumvent the provisions of this Section 4(o) by providing terms or conditions to one Buyer that are not provided to all.

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(p) Dilutive Issuances. Until the Covenant Defeasance Date, the Company shall not, in any manner, enter into or effect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Notes any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules or regulations of the Principal Market.

(q) Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(r) Restriction on Redemption and Cash Dividends. Until the Covenant Defeasance Date, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Buyers; provided, however, that nothing herein shall prohibit the repurchase of Common Stock from employees, officers, directors or consultants of the Company upon termination of their employment or service pursuant to the terms of any equity incentive plan or agreement approved by the Company’s board of directors in the ordinary course of business.

(s) Corporate Existence. Until the Covenant Defeasance Date, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes.

(t) Stock Splits. Until the Covenant Defeasance Date, the Company shall not effect any stock combination, reverse stock split or other similar transaction (or make any public announcement or disclosure with respect to any of the foregoing) without the prior written consent of the Required Holders; provided, however, that no such consent shall be required on one occasion if such stock combination, reverse stock split or similar transaction is necessary to maintain the listing of the Common Stock on the Principal Market or to comply with applicable securities laws or regulations.

(u) Conversion Procedures. The form of Conversion Notice (as defined in the Notes) included in the Notes set forth the totality of the procedures required of the Buyers in order to convert the Notes. Except as provided in Section 5(d), no additional legal opinion, other information or instructions shall be required of the Buyers to convert their Notes. The Company shall honor conversions of the Notes and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Notes. Without limiting the preceding sentences, no ink-original Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice form be required in order to convert the Notes.

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(v) Collateral Agent. Each Buyer hereby (i) appoints ATW Quantum Bio LLC, as the collateral agent hereunder and under the other Security Documents (in such capacity, the “Collateral Agent”), and (ii) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer’s behalf in accordance with the terms hereof and thereof. The Collateral Agent shall not have, by reason hereof or any of the other Security Documents, a fiduciary relationship in respect of any Buyer. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or any other Security Document except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Collateral Agent Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents. The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Holders, and such instructions shall be binding upon all holders of Notes; provided, however, that the Collateral Agent shall not be required to take any action which, in the reasonable opinion of the Collateral Agent, exposes the Collateral Agent to liability or which is contrary to this Agreement or any other Transaction Document or applicable law. The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(w) Successor Collateral Agent.

(i) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Transaction Documents at any time by giving at least ten (10) Business Days’ prior written notice to the Company and each holder of Notes. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to clauses (ii) and (iii) below or as otherwise provided below. If at any time the Collateral Agent (together with its affiliates) beneficially owns less than $100,000 in aggregate principal amount of Notes, the Required Holders may, by written consent, remove the Collateral Agent from all its functions and duties hereunder and under the other Transaction Documents.

(ii) Upon any such notice of resignation or removal, the Required Holders shall appoint a successor collateral agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the collateral agent, and the Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents. After the Collateral Agent’s resignation or removal hereunder as the collateral agent, the provisions of this Section 4(w) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the other Transaction Documents.

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(iii) If a successor collateral agent shall not have been so appointed within ten (10) Business Days of receipt of a written notice of resignation or removal, the Collateral Agent shall then appoint a successor collateral agent who shall serve as the Collateral Agent until such time, if any, as the Required Holders appoint a successor collateral agent as provided above.

(iv) In the event that a successor Collateral Agent is appointed pursuant to the provisions of this Section 4(w) that is not a Buyer or an affiliate of any Buyer (or the Required Holders or the Collateral Agent (or its successor), as applicable, notify the Company that they or it wants to appoint such a successor Collateral Agent pursuant to the terms of this Section 4(w)), the Company and each Subsidiary thereof covenants and agrees to promptly take all actions reasonably requested by the Required Holders or the Collateral Agent (or its successor), as applicable, from time to time, to secure a successor Collateral Agent satisfactory to the requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all reasonable and customary fees and expenses of such successor Collateral Agent, by having the Company and each Subsidiary thereof agree to indemnify any successor Collateral Agent pursuant to reasonable and customary terms and by each of the Company and each Subsidiary thereof executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Collateral Agent.

(x) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(y) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(z) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require stockholder approval under the rules and regulations of the Principal Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby.

(aa) Notice of Disqualification Events. The Company will notify the Buyers in writing, prior to each Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

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(bb) Subsidiary Guarantee. Until the Covenant Defeasance Date:

(i) upon any entity becoming a direct, or indirect, domestic Subsidiary of the Company organized under the laws of the United States, any state thereof or the District of Columbia, the Company shall cause each such Subsidiary to become party to the Guaranty by executing a joinder to the Guaranty reasonably satisfactory in form and substance to the Required Holders;

(ii) upon any entity becoming a direct, or indirect, foreign Subsidiary of the Company, the Company shall cause each such foreign Subsidiary to execute and deliver a Foreign Sub Limited Guaranty, provided that the guarantee obligations of each such foreign Subsidiary shall be limited to the maximum amount that such foreign Subsidiary is permitted to guarantee under applicable local law (including, without limitation, FEMA and applicable RBI regulations and directions, in the case of any Subsidiary organized under the laws of India) without the requirement of obtaining any prior governmental or regulatory approval, and shall be subject to such other limitations as may be required under the applicable local law of the jurisdiction of organization of such foreign Subsidiary;

(iii) the Company shall use its reasonable best efforts to obtain any governmental or regulatory approvals (including, without limitation, any approval of the RBI under the Foreign Exchange Management Act, 1999) required to permit any foreign Subsidiary to guarantee amounts in excess of the limitations described in clause (ii) above, and upon receipt of any such approval, shall promptly cause the applicable foreign Subsidiary to increase its guarantee obligations to the maximum extent then permitted; and

(iv) each foreign Subsidiary shall covenant that, until the Covenant Defeasance Date, such foreign Subsidiary shall not create, incur, assume or permit to exist any Lien on any of its assets or properties (whether now owned or hereafter acquired), except for Permitted Liens, without the prior written consent of the Required Holders (a “Foreign Sub Negative Pledge”).

(cc) Stockholder Approval. Prior to the Initial Closing Date, the Company shall either (x) obtain the prior written consent of the requisite stockholders (the “Stockholder Consent”) to the Stockholder Approval and inform the stockholders of the Company of the receipt of the Stockholder Consent by preparing and filing with the SEC, as promptly as practicable after the date hereof an information statement with respect thereto or (y) hold a special meeting of shareholders (which may also be at the annual meeting of shareholders), as applicable, providing for (x) the approval of one or more reserve stock splits over the next twelve (12) months up to an aggregate ratio of 250 shares-to-1 share, (y) the approval of the increase of the authorized shares of the Company from 100,000,000 to 1,000,000,000, and (z) the approval of the issuance of all of the Securities in compliance with the rules and regulations of the Principal Market (without regard to any limitation on conversion or exercise thereof) (the “Stockholder Approval” and the date thereof, the “Stockholder Approval Date”), with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal.

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(dd) No Waiver of Lock-Up Agreement. Neither the Company, nor the Target, shall amend, waive, or modify or fail to use reasonable best efforts to enforce any provision of the Lock-Up Agreement. For the avoidance of doubt, no Buyer shall be a third-party beneficiary of any Lock-Up Agreement.

(ee) Business Combination Agreement Covenants. Until the Closing Date, the Company hereby covenants to each Buyer such covenants set forth in the Merger Agreement as if such covenants were incorporated by reference into this Agreement, mutatis mutandis; provided, however, that any amendment to or any waiver of any covenant shall require the approval of Required Holders.

(ff) Post-Closing Conditions. Immediately following the Initial Closing, the Company shall consummate the Business Combination Closing, the Business Combination shall occur and the BC Shares and the BC Notes, respectively, shall have been issued pursuant to the Business Combination Registration Statement in exchange for the cancelation of the Existing Target Shares and the Existing Target Notes.

(gg) Closing Documents. On or prior to fourteen (14) calendar days after each Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Kelley Drye & Warren LLP a complete closing set of the executed Transaction Documents, Securities and any other document required to be delivered to any party pursuant to Section 7 hereof or otherwise.

(hh) Limitation on Short Sales. Each Buyer hereby agrees solely with the Company, severally and not jointly, and not with any other Buyer, at any time such Buyer owns any PIPE Notes, such Buyer shall not maintain a Net Short Position (as defined below). For purposes hereof, a “Net Short Position” by a person means a position whereby such person has executed one or more sales of Common Stock that is marked as a “short sale” (but not including any sale marked “short exempt”) and that is executed at a time when such Buyer has no equivalent offsetting “long” position in the Common Stock (or is deemed to have a “long” position hereunder or otherwise in accordance with Regulation SHO of the 1934 Act); provided, that, for purposes of such calculations, any short sales either (x) consummated at a price greater than or equal to the Conversion Price (as defined in the PIPE Notes), (y) that is a result of a bona-fide trading error on behalf of such Buyer (or its affiliates) or (z) that would otherwise be marked as a “long” sale, but for the occurrence of a Conversion Failure (as defined in the PIPE Notes) or any other breach by the Company (or its affiliates or agents, including, without limitation, the Transfer Agent (as defined below)) of any Transaction Document, in each case, shall be excluded from such calculations. For purposes of determining whether a Buyer has an equivalent offsetting “long” position in the Common Stock, (A) all Common Stock that is owned by such Buyer shall be deemed held “long” by such Buyer, (B) all Common Stock that would be issuable upon conversion or exercise in full of all Common Stock Equivalents then held by such Buyer (assuming that such Common Stock Equivalents were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments that would take effect given only the passage of time) shall be deemed to be held “long” by such Buyer, and (C) at any other time the Company is required (or has elected (or is deemed to have elected)) to issue shares of Common Stock to such Buyer pursuant to the terms of the PIPE Notes, any shares of Common Stock issued or issuable to such Buyer (or its designee, if applicable) in connection therewith shall be deemed held “long” by such Buyer from and after the date that is one (1) Trading Day prior to the deadline for delivery of such shares of Common Stock to such Buyer, as set forth in the PIPE Notes, until such time as such Buyer shall no longer beneficially own such shares of Common Stock.

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5. REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes in which the Company shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee), the principal amount of the Notes held by such Person and the number of Conversion Shares issuable pursuant to the terms of the Notes. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in a form acceptable to each of the Buyers (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on each Effective Date. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

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(c) Legends. Each Buyer understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend (i) while a registration statement (including a Registration Statement) covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a Buyer provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of Buyer’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than one (1) Trading Day (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Buyer delivers such legended certificate representing such Securities to the Company) following the delivery by a Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section 5(d), as directed by such Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”) and such Securities are Conversion Shares, credit the aggregate number of shares of Common Stock to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in FAST, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee (the date by which such credit is so required to be made to the balance account of such Buyer’s or such Buyer’s designee with DTC or such certificate is required to be delivered to such Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date”, and the date such shares of Common Stock are actually delivered without restrictive legend to such Buyer or such Buyer’s designee with DTC, as applicable, the “Share Delivery Date”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith. The BC Shares shall be issued without any legend.

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(e) Failure to Timely Deliver; Buy-In. If the Company fails, for any reason or for no reason, to issue and deliver (or cause to be delivered) to a Buyer (or its designee) by the Required Delivery Date, either (I) if the Transfer Agent is not participating in FAST, a certificate for the number of Conversion Shares to which such Buyer is entitled and register such Conversion Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of such Buyer or such Buyer’s designee with DTC for such number of Conversion Shares submitted for legend removal by such Buyer pursuant to Section 5(d) above or (II) if the Registration Statement covering the resale of the Conversion Shares submitted for legend removal by such Buyer pursuant to Section 5(d) above (the “Unavailable Shares”) is not available for the resale of such Unavailable Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify such Buyer and (y) deliver the Conversion Shares electronically without any restrictive legend by crediting such aggregate number of Conversion Shares submitted for legend removal by such Buyer pursuant to Section 5(d) above to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Delivery Failure”), then, in addition to all other remedies available to such Buyer, the Company shall pay in cash to such Buyer on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 1.5% of the product of (A) the sum of the number of shares of Common Stock not issued to such Buyer on or prior to the Required Delivery Date and to which such Buyer is entitled, and (B) any trading price of the Common Stock selected by such Buyer in writing as in effect at any time during the period beginning on the date of the delivery by such Buyer to the Company of the applicable Conversion Shares and ending on the applicable Share Delivery Date. In addition to the foregoing, if on or prior to the Required Delivery Date either (I) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver a certificate to a Buyer and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in FAST, credit the balance account of such Buyer or such Buyer’s designee with DTC for the number of shares of Common Stock to which such Buyer submitted for legend removal by such Buyer pursuant to Section 5(d) above (ii) below or (II) a Notice Failure occurs, and if on or after such Trading Day such Buyer acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock submitted for legend removal by such Buyer pursuant to Section 5(d) above (a “Buy-In”), then the Company shall, within two (2) Trading Days after such Buyer’s request and in such Buyer’s discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the holder) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit such Buyer’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to such Buyer a certificate or certificates or credit the balance account of such Buyer or such Buyer’s designee with DTC representing such number of shares of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Conversion Shares that the Company was required to deliver to such Buyer by the Required Delivery Date multiplied by (B) the lowest Closing Sale Price (as defined in the Notes) of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Buyer to the Company of the applicable Conversion Shares and ending on the date of such delivery and payment under this clause (ii). Nothing shall limit such Buyer’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Notice Failure and/or Delivery Failure, this Section 5(e) shall not apply to the applicable Buyer the extent the Company has already paid such amounts in full to such Buyer with respect to such Notice Failure and/or Delivery Failure, as applicable, pursuant to the analogous sections of the Note held by such Buyer.

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(f) FAST Compliance. Until the Covenant Defeasance Date, the Company shall maintain a transfer agent that participates in FAST.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) The obligation of the Company hereunder to issue and sell the Initial Notes to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Company the Initial Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(g)) for the Initial Note being purchased by such Buyer at the Initial Closing by wire transfer of immediately available funds in accordance with the Initial Flow of Funds Letter.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

(b) The obligation of the Company hereunder to issue and sell the Additional Notes to each Buyer at each Additional Closing is subject to the satisfaction, at or before the applicable Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Company the Additional Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(g)) for the Additional Note being purchased by such Buyer at the Additional Closing by wire transfer of immediately available funds in accordance with the Additional Flow of Funds Letter.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Additional Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Additional Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of each Buyer hereunder to purchase its Initial Note at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer an Initial Note in such original principal amount as is set forth across from such Buyer’s name in column (3) of the Schedule of Buyers, in each case, as being purchased by such Buyer at the Initial Closing pursuant to this Agreement.

(ii) Such Buyer shall have received the opinion of Barnes & Thornburg LLP, as the Company’s counsel, dated as of the Initial Closing Date, in the form reasonably acceptable to such Buyer.

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(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in form and substance reasonably acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent and shall remain in full force and effect as of such Initial Closing Date.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Initial Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing, issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and/or such Subsidiary, as applicable, would be permanently precluded from bringing litigation with respect to a particular claim if it failed to obtain such foreign qualification before such claim arose, in each case dated within ten (10) days of the Initial Closing Date.

(vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Delaware Secretary of State within thirty (30) days of the Initial Closing Date.

(vii) Each Subsidiary shall have delivered to such Buyer a certified copy of its Certificate of Incorporation (or such equivalent organizational document) as certified by the Secretary of State (or comparable office) of such Subsidiary’s jurisdiction of incorporation within ten (10) days of the Initial Closing Date.

(viii) The Company and each Subsidiary shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and each Subsidiary and dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s and each Subsidiary’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and the organizational documents of each Subsidiary and (iii) the Bylaws of the Company and the bylaws of each Subsidiary, each as in effect at the Initial Closing.

(ix) Each and every representation and warranty of each BC Party shall be true and correct in all material respects (except for representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date, as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date). Each BC Party shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by such BC Party at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer of each BC Party, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form reasonably acceptable to such Buyer.

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(x) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding on the Initial Closing Date immediately prior to the Initial Closing.

(xi) The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Initial Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Initial Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(xii) The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(xiii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xiv) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xv) The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Initial Conversion Shares.

(xvi) In accordance with the terms of the Security Documents, the Company shall have delivered to the Collateral Agent (A) original certificates (I) representing the Subsidiaries’ shares of capital stock to the extent such subsidiary is a corporation or otherwise has certificated equity and (II) representing all other equity interests and all promissory notes required to be pledged thereunder, in each case, accompanied by undated stock powers and allonges executed in blank and other proper instruments of transfer and (B) appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document.

(xvii) Within two (2) Business Days prior to the Initial Closing, the Company shall have delivered or caused to be delivered to each Buyer and the Collateral Agent (A) certified copies of requests for copies of information on Form UCC-11, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries and which are filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent or the Buyers, desirable to perfect the security interests purported to be created by the Security Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral (as defined in the Security Agreement), and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Collateral Agent and the Buyers, shall not show any such Liens (other than Permitted Liens (as defined in the PIPE Notes)); and (B) a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance reasonably satisfactory to the Buyers (the “Perfection Certificate”).

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(xviii) The Collateral Agent shall have received the Security Agreement, duly executed by the Company and each of its Subsidiaries, together with the original stock certificates representing all of the equity interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers and allonges executed in blank and other proper instruments of transfer.

(xix) With respect to the Intellectual Property Rights, if any, of the Company or any of its Subsidiaries, the Company and/or such Subsidiaries, as applicable, shall have duly executed and delivered to such Buyer each Assignment For Security for the Intellectual Property Rights of the Company and its Subsidiaries, in the form attached as Exhibit A to the Security Agreement.

(xx) The Lockbox Bank and the Collateral Agent shall have duly executed and delivered to such Buyer the Lockbox DACA, and the Company shall have delivered to such Buyer evidence reasonably satisfactory to such Buyer that the Restricted Cash has been, or concurrently with the Initial Closing will be, deposited into the Lockbox Control Account.

(xxi) Such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company with respect to the portion of the Initial Purchase Price set forth in column (6) of the Schedule of Buyers and, the wire instructions of the Lockbox Bank with respect to the Restricted Cash portion of the Initial Purchase Price set forth in column (7) of the Schedule of Buyers related to the Lockbox Control Account (the “Initial Flow of Funds Letter”).

(xxii) All conditions precedent to the consummation of the Business Combination (other than the consummation of the Initial Closing) shall have been satisfied or waived.

(xxiii) Each BC Party shall have delivered to such Buyer, lock-up agreements, substantially in the form of Exhibit E hereof (each, a “Lock-Up Agreement”), duly executed and delivered by each Person that will be a holder of Common Stock (other than holders that, collectively, hold up to an aggregate of 2,150,000 shares, which, for the avoidance of doubt, includes 641,025 shares of Common Stock held by the Sponsor (as defined in the Business Combination Agreement)) as determined as of the time immediately after the consummation of the Business Combination (the “Lock-Up Stockholders”).

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(xxiv) The BC Parties shall have delivered to such Buyer the Disclosure Schedules, with, to the extent applicable, any modifications or supplements thereto as of the Initial Closing Date; provided that (A) such Buyer shall have had a reasonable opportunity to review any such modifications or supplements and (B) such modifications or supplements shall not contain any adverse changes from the Disclosure Schedules delivered on the date hereof.

(xxv) The Company shall have obtained the Stockholder Approval and such Stockholder Approval shall be effective and unrevoked as of the Initial Closing Date.

(xxvi) The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(b) The obligation of each Buyer hereunder to purchase its Additional Note at any Additional Closing is subject to the satisfaction, at or before such Additional Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer such Additional Note being purchased by such Buyer at such Additional Closing pursuant to this Agreement.

(ii) Such Buyer shall have received the opinion of Barnes & Thornburg LLP or such other designated counsel by the Company, as the Company’s counsel, dated as of such Additional Closing Date, in the form reasonably acceptable to such Buyer.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent and shall remain in full force and effect as of such Additional Closing Date.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing (if a good standing concept exists in such jurisdiction) of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of such Additional Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and/or such Subsidiary, as applicable, would be permanently precluded from bringing litigation with respect to a particular claim if it failed to obtain such foreign qualification before such claim arose, in each case, as of a date within ten (10) days of such Additional Closing Date.

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(vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Delaware Secretary of State within ten (10) days of the Additional Closing Date.

(vii) Each Subsidiary shall have delivered to such Buyer a certified copy of its Certificate of Incorporation (or such equivalent organizational document) as certified by the Secretary of State (or comparable office) of such Subsidiary’s jurisdiction of incorporation within ten (10) days of such Additional Closing Date.

(viii) The Company and each Subsidiary shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and each Subsidiary and dated as of such Additional Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s and each Subsidiary’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and the organizational documents of each Subsidiary and (iii) the Bylaws of the Company and the bylaws of each Subsidiary, each as in effect at such Additional Closing.

(ix) Each and every representation and warranty of the Company shall be true and correct in all material respects (except for representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of such Additional Closing Date, as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to such Additional Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of such Additional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form reasonably acceptable to such Buyer.

(x) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding on such Additional Closing Date immediately prior to such Additional Closing.

(xi) The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of such Additional Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of such Additional Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(xii) The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities to the Buyer from the Company, including without limitation, those required by the Principal Market, if any.

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(xiii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xiv) Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(xv) The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) such Additional Conversion Shares.

(xvi) In accordance with, and to the extent required by, the terms of the Security Documents, the Company shall have delivered to the Collateral Agent (A) original certificates (I) representing the Subsidiaries’ shares of share capital to the extent such subsidiary is a corporation or otherwise has certificated equity and (II) representing all other equity interests and all promissory notes required to be pledged thereunder, in each case, accompanied by undated share powers and allonges executed in blank and other proper instruments of transfer and (B) appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document.

(xvii) Within two (2) Business Days prior to such Additional Closing, the Company shall have delivered or caused to be delivered to each Buyer and the Collateral Agent certified copies of requests for copies of information on Form UCC-11, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries and which are filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent or the Buyers, desirable to perfect the security interests purported to be created by the Security Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral, and the results of searches for any tax Lien and judgment Lien filed against such Person or its property (other than Permitted Liens (as defined in the PIPE Notes)), which results, except as otherwise agreed to in writing by the Collateral Agent and the Buyers, shall not show any such Liens.

(xviii) The Collateral Agent shall have received amended and restated schedules to the Security Agreement, if applicable.

(xix) The Collateral Agent shall have received amended and restated schedules to the Intellectual Property Security Agreement, if applicable.

(xx) Each Control Agreement required to be entered into as of such Additional Closing Date pursuant to the Security Documents (including, without limitation, the Lockbox DACA) (i) shall have been duly executed by the Collateral Agent and such applicable Controlled Account Bank and delivered to such Buyer and (ii) shall remain in full force and effect.

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(xxi) Such Buyer shall have received a letter on the letterhead of the Company (the “Additional Flow of Funds Letter”) duly executed by the Chief Financial Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company.

(xxii) The Company shall have delivered to such Buyer the Disclosure Schedules, with, to the extent applicable, any modifications or supplements thereto as of such Additional Closing Date; provided that (A) such Buyer shall have had a reasonable opportunity to review any such modifications or supplements and (B) such modifications or supplements shall not contain any adverse changes from the Disclosure Schedules delivered on the date hereof.

(xxiii) On such Additional Closing Date: (A) the Registration Statement shall be effective and the prospectus contained therein shall be available for the resale of all of the Registrable Securities by the Investors, (B) no Grace Period (as defined in the Registration Rights Agreement) shall have occurred and be continuing, and (C) no Current Public Information Failure shall have occurred and be continuing.

(xxiv) The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. TERMINATION.

In the event that the Initial Closing shall not have occurred with respect to a Buyer on or prior to December 11, 2026, then (A) such Buyer shall have the right to terminate its obligations under this Agreement, in whole or in part, with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the PIPE Notes shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(g) above and (B) solely to the extent the Company has consummated a Going Private Transaction (as defined in the Notes), the Company shall have the right, at its option, after giving at least ten (10) Business Days’ prior written notice to such Buyer, to terminate this Agreement (other than Section 4(g) and Section 9) at any time on or after the close of business on such date without any liability to any other party other than the Company’s obligations to reimburse such Buyer for the expenses described in Section 4(g) and under Section 9, which, in each case, shall remain outstanding and enforceable with the terms thereof. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

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9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any provision of law or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each of the BC Parties hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against any BC Party in any other jurisdiction to collect on any BC Party’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

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(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, any BC Entity, any of their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, any BC Entity prior to the date hereof with respect to any prior investment made by such Buyer in any BC Entity or (ii) waive, alter, modify or amend in any respect any obligations of any BC Entity, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among any BC Entity and any Buyer, or any instruments any Buyer received from any BC Entity prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither any BC Party nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the BC Parties and the Required Holders, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer that does not apply to all other Buyers without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion); and provided further that the provisions of Sections 4(v) and 4(w) above cannot be amended or waived without the additional prior written approval of the Collateral Agent or its successor. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer that does not apply to all other Buyers without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all Buyers and all holders of the Notes (as the case may be). From the date hereof and while any Notes are outstanding, no BC Entity shall be permitted to receive any consideration from a Buyer or a holder of Notes that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce any BC Entity (i) to treat such Buyer or holder of Notes in a manner that is more favorable than to other similarly situated Buyers or holders of Notes, as applicable, or (ii) to treat any Buyer(s) or holder(s) of Notes in a manner that is less favorable than the Buyer or holder of Notes that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the Company purchased or sold by any Buyer. No BC Entity has, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, each BC Party confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to any BC Entity or otherwise. As a material inducement for each Buyer to enter into this Agreement, each BC Party expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, such BC Party’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, such BC Party’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Holders” means (I) prior to the Additional Closing Expiration Date, ATW Quantum Bio LLC (“ATW Quantum”) and (II) on or after the Additional Closing Expiration Date, ATW Quantum so long as ATW Quantum holds any PIPE Securities or has the right to acquire any PIPE Securities hereunder (or any Registrable Securities issued in exchange for any of the foregoing), or (y) thereafter, holders of a majority of the Registrable Securities as of such time (excluding any Registrable Securities held by any BC Entity as of such time) issued or issuable hereunder or pursuant to the PIPE Notes (or the Buyers, with respect to any waiver or amendment of Section 4(o)).

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(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company prior to the consummation of the Business Combination:

IB Acquisition Corp.

1200 N Federal Highway, Suite 215

Boca Raton, FL 33432

Telephone: (___) ___-____

Attention: Chief Executive Officer
E-Mail:

With a copy (for informational purposes only) to:

ArentFox Schiff LLP

1717 K Street NW

Washington, DC 20006

Telephone: (___) ___-____

Attention: Ralph V. De Martino and Marc E. Rivera
E-Mail:

If to the Target and, from and after the consummation of the Business Combination, to the Company:

GNQ Insilico Inc.

6200 Stoneridge Mall Road, Suite 300

Pleasanton, CA 94588

Telephone: (___) ___-____

Attention: Chief Executive Officer

E-Mail:

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With a copy (for informational purposes only) to:

Barnes & Thornburg LLP

1600 West End Avenue

Nashville, TN 37203

Telephone: (615) 621-6009

Attention: Jay H. Knight

E-Mail: jay.knight@btlaw.com

If to the Transfer Agent:

______________________

______________________

______________________

Telephone: (___) ___-____
Attention: _____________
E-Mail:

If to a Buyer, to its mailing address and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Kelley Drye & Warren LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

Telephone: (212) 808-7540

Attention: Michael A. Adelstein, Esq.

E-mail: madelstein@kelleydrye.com

and to:

Blank Rome LLP

130 North 18th Street

Philadelphia, PA 19103

Telephone: (215) 569-5701

Attention: Heather Sonnenberg

E-Mail: heather.sonnenberg@blankrome.com

or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Kelley Drye & Warren LLP and Blank Rome LLP shall only be provided copies of notices sent to the lead Buyer. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

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(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Notes. No BC Party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of any BC Party, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i) Survival. The representations, warranties, agreements and covenants shall survive each Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of each BC Party’s other obligations under the Transaction Documents, each BC Party, severally, shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by any BC Entity in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of any BC Entity contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of any BC Entity) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure properly made by such Buyer pursuant to Section 4(i), or (D) the status of such Buyer or holder of the Securities either as an investor in any BC Entity pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by a BC Entity may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

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(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, except with respect to Section 4(hh), for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(m) Remedies. Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each BC Party recognizes that in the event that it or any BC Entity fails to perform, observe, or discharge any or all of its or such BC Entity’s (as the case may be) obligations under the Transaction Documents, any remedy at law would inadequate relief to the Buyers. Each BC Party therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and any BC Entity does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to such applicable BC Entity, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

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(o) Payment Set Aside; Currency. To the extent that a BC Entity makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to such BC Entity, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against any BC Entity in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(A) the date actual payment of the amount due, in the case of any proceeding in the courts of Delaware or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

(B) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(B) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(B) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

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(iii) Any amount due from any BC Entity under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(q) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and each BC Party acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and no BC Entity shall assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and each BC Party acknowledges that the Buyers are not acting in concert or as a group, and no BC Entity shall assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. Each BC Party and each Buyer confirms that each Buyer has independently participated with the BC Entities in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the BC Parties, not the action or decision of any Buyer, and was done solely for the convenience of the BC Entities and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between applicable BC Entities and a Buyer, solely, and not between the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.

(r) Trust Account Waiver. Each Buyer hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Buyer hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in or distributions from the Trust Account, and shall not make any claim against the Trust Account, with respect to any claim based upon, arising out of, resulting from, in connection with or relating to the Transaction Documents or the transactions contemplated hereby, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account or distributions therefrom now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company, and (c) will not seek recourse against the Trust Account for any Released Claims. Notwithstanding the foregoing, nothing in this Section 9(r) shall be deemed to limit any Buyer’s right, title, interest or claim to any monies held in or distributions from the Trust Account by virtue of its record or beneficial ownership of any shares of Common Stock acquired in the open market and outstanding on the date hereof (whether acquired by such Buyer prior to, on or after the date hereof), pursuant to a validly exercised redemption right with respect to any such shares of Common Stock, and, for the avoidance of doubt, nothing contained herein shall limit any Buyer’s rights, if any, in respect of the Transaction Documents and the transactions contemplated thereby.

[signature pages follow]

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IN WITNESS WHEREOF, each Buyer, the Target and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

IB ACQUISITION CORP.

By:	/s/ Al Lopez
Name:	Al Lopez
Title:	Chief Executive Officer

IN WITNESS WHEREOF, each Buyer, the Target and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

TARGET:

GNQ INSILICO INC.

By:	/s/ Rehan Huda
Name:	Rehan Huda
Title:	Chief Executive Officer

IN WITNESS WHEREOF, each Buyer, the Target and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

ATW Quantum Bio LLC

By:	/s/ Antionio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Partner